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                                                                     EXHIBIT 3.3


                               TALITY CORPORATION

                            (A DELAWARE CORPORATION)

                                     BYLAWS


                                    ARTICLE I

                                     Offices

            SECTION 1.01 Registered Office. The registered office of Tality Corporation (hereinafter called the "Corporation") in the State of Delaware shall be at 615 South Dupont Highway, City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Corporate Research Ltd.

            SECTION 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

            SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

            SECTION 2.02 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Whole Board, the Chairman of the Board of Directors, the Chief Executive Officer or the President of the Corporation or by the holders of Class B Common Stock. Special meetings of the stockholders of the Corporation may not be called by any other Person or Persons.

            SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof. The Board shall have the discretion to hold meetings of stockholders by remote communication to the fullest extent permitted by applicable law.

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            SECTION 2.04 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a written notice thereof to him or her personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him or her at his or her address as recorded on the books of the Corporation or by delivering such notice by any other lawful means. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

            SECTION 2.05 Quorum. Except in the case of any meeting for the election of directors summarily ordered by a court as provided by law, the holders of record of a majority in voting power of the outstanding shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

            If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time.

            SECTION 2.06 Voting.

            (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Corporation:

            (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

            (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.


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            (b) Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in the previous sentence shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware, as amended or replaced (the "DGCL").

            (c) At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy or unless he or she votes in person at such meeting. At any meeting of the stockholders all elections shall be determined by a plurality of the votes cast, and all other matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, or by the rules or regulations of any stock exchange applicable to the Corporation, shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

            SECTION 2.07 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting:
(i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably


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accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

            SECTION 2.08 Inspectors. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

            SECTION 2.09 Action Without Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the Corporation in accordance with applicable law.

            SECTION 2.10 Advance Notice of Stockholder Proposals and Nominations. Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

            For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the DGCL, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause
(c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's


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voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

            Notwithstanding anything in the second sentence of the second paragraph of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

            Only persons nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the


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meeting has been made in accordance with the procedures set forth in these
Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

            Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the second paragraph of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

            For purposes of this Section 2.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.10. Nothing in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            SECTION 2.11 Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, the Chief Executive Officer of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

            SECTION 2.12 Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The chairman shall have the power to adjourn the meeting to another place, date and time. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.


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                                   ARTICLE III

                               Board of Directors

            SECTION 3.01 General Powers. Subject to the second sentence of
Section 1 of Article VI of the Corporation's Certificate of Incorporation, the property, business and affairs of the Corporation shall be managed by or under the direction of the Board.

            SECTION 3.02 Number and Term of Office. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

            SECTION 3.03 Resignations. Any director of the Corporation may resign at any time by notice given in writing or by electronic transmission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 3.04 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

            SECTION 3.05 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.


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            SECTION 3.06 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

            SECTION 3.07 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

            SECTION 3.08 Special Meetings. Special meetings of the Board of Directors may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary on the written request of a majority of the members of the Board of Directors, which meetings shall be held at the time and place either within or without the State of Delaware designated by the person or persons calling the meeting.

            SECTION 3.09 Notice. Notice of the time and place of any special meeting shall be given to the directors by the Secretary, or in case of his or her absence, refusal or inability to act, by any other officer. Any such notice may be given by mail, by telegraph, by telephone, by facsimile, by cable, by personal service or by other lawful means (including by electronic mail or other form of electronic transmission), to each of the directors. If the notice is by mail, it shall be deposited in a United States Post Office at least forty-eight
(48) hours before the time of the meeting; if by facsimile, transmitted at least twelve (12) hours before the time of the meeting; if by telegraph, by deposit of the message with the telegraph company at least twelve hours (12) before the time of the meeting; and if by telephone, or by other lawful means, or by personal service, given at least twelve hours before the time of the meeting.

            Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

            SECTION 3.10 Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the number of directors constituting the Whole Board shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

            SECTION 3.11 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a


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meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such action may also be taken by electronic transmission to the fullest extent permitted by applicable law.

            SECTION 3.12 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, from and after the date on which Cadence Design Systems, Inc. and it subsidiaries, acting together, cease to be entitled to cast a majority of the votes on all matters submitted to a vote of the Corporation's stockholders, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

            SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him or her on account of attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

            SECTION 3.14 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV

                                    Officers

            SECTION 4.01 Number. The officers of the Corporation shall be a President, a Chief Executive Officer, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Treasurer (Chief Financial Officer) and a Secretary. There may also be other officers, including a Chairman of the Board of Directors, as specified in these Bylaws or designated by the Board.

            SECTION 4.02 Election, Term of Office and Qualifications. The officers of the Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election


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thereof. Each officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her resignation or removal in the manner hereinafter provided.

            SECTION 4.03 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

            SECTION 4.04 Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee not appointed by the Board, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

            SECTION 4.05 Resignations. Any officer or assistant may resign at any time by giving written notice of his or her resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

            SECTION 4.07 The Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

            SECTION 4.08 The President. The President of the Corporation shall have, subject to the control of the Board and the Chief Executive Officer, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

            SECTION 4.09 The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

            SECTION 4.10 The Secretary. The Secretary shall, if present, record the proceedings of all meetings of the Board, of the stockholders, and of all committees of which a


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secretary shall not have been appointed in one or more books provided for that purpose; he or she shall see that all notices are duly given in accordance with these Bylaws and as required by law; he or she shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board.

            SECTION 4.11 The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He or she shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He or she shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He or she shall, in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board.

            SECTION 4.12 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

            SECTION 5.01 Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer, agent or employee to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

            SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such person shall give such bond, if any, as the Board may require.

            SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any person to whom such power shall have been delegated by the Board. For the purpose of


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
deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Treasurer (or any other officer, assistant, agent, or attorney of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

            SECTION 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer, assistant, agent, or attorney of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                            Shares and Their Transfer

            SECTION 6.01 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him or her. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

            SECTION 6.02 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

            SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

            SECTION 6.04 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

            SECTION 6.05 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting (to the extent permitted by the Certificate of Incorporation), or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


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
                                   ARTICLE VII

                                 Indemnification

            SECTION 7.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

            SECTION 7.02 Right to Advancement of Expenses. The right to indemnification conferred in Section 7.01 of this ARTICLE VII shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 7.02 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 7.01 and 7.02 of this ARTICLE VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            SECTION 7.03 Right of Indemnitee to Bring Suit. If a claim under
Section 7.01 or 7.02 of this ARTICLE VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
ARTICLE VII or otherwise shall be on the Corporation.

            SECTION 7.04 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

            SECTION 7.05 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

            SECTION 7.06 Indemnification of Employees, Assistants and Agents. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee, assistant or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

            SECTION 7.07 Constituent Corporations. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

            SECTION 7.08 Other Enterprises, Fines, Serving at Corporation's Request, and Best Interests. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VIII

                                  Miscellaneous

            SECTION 8.01 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

            SECTION 8.02 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

            SECTION 8.03 Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Corporation's Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

            SECTION 8.04 Definitions. Terms capitalized but not defined in these Bylaws shall have the meanings ascribed to them in the Corporation's Certificate of Incorporation.

            SECTION 8.05 Electronic Communications. Notwithstanding anything else herein contained, these Bylaws shall not prohibit or restrict the taking of any action by the Corporation, the Board of Directors or any directors, officers or stockholders by electronic transmission or remote communication to the fullest extent permitted by the DGCL, provided that this section shall in no way limit the discretion conferred on the Board by the DGCL to determine whether or not such means are to be employed or permitted.

                            CERTIFICATE OF SECRETARY

            The undersigned, being the duly elected Secretary of Tality Corporation, a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation as of the 13th day of July, 2000.

                                            /s/  DUANE W. BELL
                                            ------------------------------------
                                                 Duane W. Bell, Secretary